Exhibit 10.3

Stephen M. Wood Chief Executive Officer

June 8, 2004

Mr. Gary M. Spitz

225 Warrenton Drive

Houston, TX 77024

Re: Separation Agreement dated April 26, 2004 (“Agreement”)

Dear Gary:

Pursuant to our conversation, the parties wish to amend the Agreement as follows:

Paragraph 1 is deleted in its entirety and replaced with the following:

1.	You hereby agree to remain employed with the Company as Chief Financial Officer, with such duties and authority commensurate with that position as determined from time to time by the Company’s Board of Directors, until July 31, 2004, or such earlier or later date that is mutually agreed to by you and the Company. You will resign from your positions as an officer and employee of the Company and all other direct and indirect subsidiaries and affiliates of the Company as of July 31, 2004 (or such other earlier or later date that is mutually agreed to by you and the Company) ( July 31, 2004 or such other date, the “Separation Date”).

All other terms and conditions remain unchanged.

Sincerely,

/s/ STEPHEN M. WOOD
Stephen M. Wood

Agreed and Accepted by:

/s/ GARY M. SPITZ
Gary M. Spitz

KRATON Polymers, U S. LLC • 700 Milam, North Tower, 13th Floor • P.O. Box 61070, Houston, TX 77208-1070

Telephone: 832-204-5436 Fax: 832-204-5461